Exhibit 21.1

Subsidiaries of Newmark Group, Inc.

(as of the completion of this offering)

Name	Jurisdiction of Incorporation or Organization
375 PARK INVESTMENTS HOLDINGS LLC	DELAWARE
APARTMENT REALTY ADVISORS MIDWEST, INC.	OHIO
APARTMENT REALTY ADVISORS OF ARIZONA, LLLP	ARIZONA
APARTMENT REALTY ADVISORS OF COLORADO, LLLP	COLORADO
APARTMENT REALTY ADVISORS OF FLORIDA, INC.	FLORIDA
APARTMENT REALTY ADVISORS OF FLORIDA, LLC	FLORIDA
APARTMENT REALTY ADVISORS OF GEORGIA, INC.	GEORGIA
APARTMENT REALTY ADVISORS OF THE CAROLINAS, INC.	NORTH CAROLINA
APARTMENT REALTY ADVISORS, LLC	DELAWARE
APARTMENT REALTY ADVISORS/CENTRAL STATES, INC.	KANSAS
ARA CAL, INC.	CALIFORNIA
ARA DC LLC	DELAWARE
ARA NATIONAL LAND SERVICES, LLC	VIRGINIA
ARA NORTHWEST, LLC	OREGON
ARA OF OKLAHOMA/ARKANSAS LLC	DELAWARE
BERKELEY POINT CAPITAL HOLDINGS, LLC	DELAWARE
BERKELEY POINT CAPITAL, LLC	DELAWARE
BERKELEY POINT FINANCIAL, LLC	DELAWARE
BERKELEY POINT INTERIM LENDING, LLC	DELAWARE
BERKELEY POINT INTERMEDIARY, INC.	DELAWARE
BGC REAL ESTATE OF ARIZONA, LLC	DELAWARE
BGC REAL ESTATE OF MICHIGAN, LLC	DELAWARE
BGC REAL ESTATE OF NEVADA, LLC	DELAWARE
BGC REAL ESTATE OF WASHINGTON, LLC	DELAWARE
CINCINNATI COMMERCIAL REAL ESTATE, INC.	OHIO
COMPUTERIZED FACILITY INTEGRATION, LLC	MICHIGAN
CONTINENTAL REALTY, LTD.	OHIO
CORNISH & CAREY COMMERCIAL	CALIFORNIA
ESN INVESTOR, LLC	DELAWARE
EXCESS SPACE RETAIL SERVICES, INC.	CALIFORNIA
FULCRUM COMMERCIAL REAL ESTATE SERVICES LLC	DELAWARE
FULCRUM COMMERCIAL REAL ESTATE SERVICES PRIVATE LIMITED	INDIA
G&E ACQUISITION COMPANY, LLC	DELAWARE
G&E APPRAISAL SERVICES, LLC	DELAWARE
G&E MANAGEMENT SERVICES, LLC	DELAWARE

G&E REAL ESTATE MANAGEMENT SERVICES, INC.	DELAWARE
G&E REAL ESTATE, INC.	DELAWARE
N MEX HOLDINGS, LLC	DELAWARE
NEWMARK & COMPANY REAL ESTATE, INC.	NEW YORK
NEWMARK BPF HOLDINGS, LLC	DELAWARE
NEWMARK BUILDING SERVICES, LLC	NEW YORK
NEWMARK CONSTRUCTION SERVICES, L.L.C.	NEW YORK
NEWMARK GP, LLC	DELAWARE
NEWMARK HOLDINGS, L.P.	DELAWARE
NEWMARK HOLDINGS, LLC	DELAWARE
NEWMARK INVESTOR I, LLC	DELAWARE
NEWMARK KNIGHT FRANK CANADA LIMITED	BRITISH COLUMBIA
NEWMARK KNIGHT FRANK VALUATION & ADVISORY HOLDINGS, LLC	DELAWARE
NEWMARK KNIGHT FRANK VALUATION & ADVISORY, LLC	DELAWARE
NEWMARK LI LLC	NEW YORK
NEWMARK MIDWEST REGION, LLC	ILLINOIS
NEWMARK OF CONNECTICUT LLC	CONNECTICUT
NEWMARK OF LONG ISLAND LLC	NEW YORK
NEWMARK OF MASSACHUSETTS LLC	MASSACHUSETTS
NEWMARK OF SOUTHERN CALIFORNIA, INC.	CALIFORNIA
NEWMARK OF WASHINGTON D.C. LLC	DISTRICT OF COLUMBIA
NEWMARK PARTNERS, L.P.	DELAWARE
NEWMARK REAL ESTATE OF DALLAS, LLC	TEXAS
NEWMARK REAL ESTATE OF HOUSTON, LLC	TEXAS
NEWMARK REAL ESTATE OF MASSACHUSETTS, LLC	MASSACHUSETTS
NEWMARK REAL ESTATE OF NEW JERSEY, L.L.C.	NEW JERSEY
NEWMARK REAL ESTATE OF OHIO, LLC	DELAWARE
NEWMARK REAL ESTATE OF PRINCETON LLC	NEW JERSEY
NEWMARK RETAIL PARTNERS LLC	NEW YORK
NEWMARK RETAIL, LLC	NEW YORK
NEWMARK S11 GP, LLC	DELAWARE
NEWMARK S11 HOLDINGS, LLC	DELAWARE
NEWMARK S11 LP, LLC	DELAWARE
NEWMARK SOUTHERN REGION, LLC	GEORGIA
NGA, LLC	GEORGIA
NGKF GLOBAL CORPORATE SERVICES (EUROPE) LIMITED	ENGLAND AND WALES
NGKF GLOBAL CORPORATE SERVICES LIMITED	ENGLAND AND WALES
NGKF HONG KONG LIMITED	HONG KONG
NGKF, S.A. DE C.V.	MEXICO, FEDERAL DISTRICT
NNJ, L.L.C.	NEW JERSEY
NOC LLC	ILLINOIS

NOH, LLC	TEXAS
NRB, LLC	MASSACHUSETTS
NRED, LLC	TEXAS
NREP, LLC	NEW JERSEY
NWDC LLC	DISTRICT OF COLUMBIA
O’BOYLE PROPERTIES, INC.	TEXAS
REXX INDEX, LLC	CONNECTICUT
ROSS REAL ESTATE, LTD.	COLORADO
RRE GENERAL, LLC	COLORADO
RUDESILL-PERA MULTIFAMILY, LLC	TENNESSEE
SMITH MACK & CO., INC.	PENNSYLVANIA
SMITH MACK HOLDINGS, INC.	PENNSYLVANIA
SMITH MACK PROPERTY MANAGEMENT CO., INC.	PENNSYLVANIA
SOUTHWEST RESIDENTIAL PARTNERS, INC.	TEXAS
SPRING11 ADVISORY SERVICES LIMITED	UNITED KINGDOM
SPRING11 HOLDINGS, L.P.	DELAWARE
SPRING11 LLC	DELAWARE
SPRING11 RESEARCH AND CONSULTING INDIA PRIVATE LIMITED	INDIA
STEFFNER COMMERCIAL REAL ESTATE, LLC	TENNESSEE
THE CRE GROUP, INC.	CALIFORNIA
WALCHLE INVESTMENT GROUP, INC.	FLORIDA